                                                                    EXHIBIT 23.9

                          CONSENT OF PROPOSED DIRECTOR

         The undersigned hereby consents to being named as a proposed member of the Board of Directors of Hallwood Energy Corporation (the "Registrant") in the Prospectus constituting part of the Joint Proxy Statement/Registration Statement of the Registrant filed under the Securities Act of 1933, as amended.

                                                      /s/ John R. Isaac, Jr.
                                                   -----------------------------
                                                   Name: John R. Isaac, Jr.
                                                   Date: 4/19/99
                                                       -------------------------